                                                                     Exhibit 1.1

                                    BYE-LAWS

                                       OF

                           Brilliance China Automotive
                                Holdings Limited

             (As adopted by a Resolution passed on 25th June, 2004)

                                TABLE OF CONTENTS

PRELIMINARY ........................................................     1

SHARES, WARRANTS AND MODIFICATION OF RIGHTS ........................     6

SHARES AND INCREASE OF CAPITAL .....................................     7

REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES ....................    10

LIEN ...............................................................    12

CALLS ON SHARES ....................................................    13

TRANSFER OF SHARES .................................................    15

TRANSMISSION OF SHARES .............................................    18

FORFEITURE OF SHARES ...............................................    19

ALTERATION OF CAPITAL ..............................................    21

GENERAL MEETINGS ...................................................    23

PROCEEDINGS AT GENERAL MEETINGS ....................................    25

VOTES OF SHAREHOLDERS ..............................................    27

REGISTERED OFFICE ..................................................    32

BOARD OF DIRECTORS .................................................    32

APPOINTMENT AND RETIREMENT OF DIRECTORS ............................    39

BORROWING POWERS ...................................................    41

EXECUTIVE DIRECTORS, ETC. ..........................................    42

MANAGEMENT .........................................................    43

MANAGERS ...........................................................    44

CHAIRMAN AND OTHER OFFICERS ........................................    44

PROCEEDINGS OF THE DIRECTORS .......................................    45

MINUTES ............................................................    47

SECRETARY ..........................................................    48

GENERAL MANAGEMENT AND USE OF THE SEAL .............................    48

AUTHENTICATION OF DOCUMENTS ........................................    51

CAPITALISATION OF RESERVES .........................................    51

DIVIDENDS, CONTRIBUTED SURPLUS AND RESERVES ........................    52

DISTRIBUTION OF REALISED CAPITAL PROFITS ...........................    61

ANNUAL RETURNS .....................................................    61

ACCOUNTS ...........................................................    61

AUDITORS ...........................................................    63

NOTICES ............................................................    65

INFORMATION ........................................................    67

WINDING UP .........................................................    68

INDEMNITY ..........................................................    68

UNTRACEABLE SHAREHOLDERS ...........................................    69

DESTRUCTION OF DOCUMENTS ...........................................    70

RESIDENT REPRESENTATIVE ............................................    71

MAINTENANCE OF RECORDS .............................................    72

SUBSCRIPTION RIGHT RESERVE .........................................    72

RECORD DATES .......................................................    75

STOCK ..............................................................    75

                                  NEW BYE-LAWS

             (AS ADOPTED BY A RESOLUTION PASSED ON 25TH JUNE, 2004)

                                       OF

                  BRILLIANCE CHINA AUTOMOTIVE HOLDINGS LIMITED

                                   PRELIMINARY

1.    (A)   The marginal notes to these Bye-Laws shall not be deemed  Marginal
            to be part of these Bye-Laws and shall not affect their   Notes
            interpretation and, in the interpretation of these Bye-Laws, unless there be something in the subject or context inconsistent therewith:-

            "address" shall have the ordinary meaning given to it     Definiti-
            and shall include any facsimile number, electronic        ons
            number or address or website used for the purposes of any communication pursuant to these Bye-Laws;

            "appointed newspaper" shall have the meaning as defined   Definiti-
            in the Companies Act;                                     ons

            "associates" shall have the meaning ascribed thereto in the Listing Rules;

            "Auditors" shall mean the persons for the time being performing the duties of that office;

            "Bermuda" shall mean the Islands of Bermuda;

            "the Board" shall mean the board of directors of the Company as constituted from time to time or (as the context may require) the majority of Directors present and voting at a meeting of the Directors at which a quorum is present;

            "these Bye-Laws" or "these presents" shall mean these Bye-Laws in their present form and all supplementary, amended or substituted Bye-Laws for the time being in force;

            "call" shall include any instalment of a call;

            "capital" shall mean the share capital from time to time of the Company;

            "the Chairman" shall mean the Chairman presiding at any meeting of shareholders or of the Board;

            "Clearing House" means a recognised clearing house within the meaning of Part I of Schedule 1 to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) or a clearing house or authorised shares depository recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

            "the Companies Act" shall mean the Companies Act 1981 of Bermuda as may from time to time be amended;

            "the Company" or "this Company" shall mean Brilliance
            China Automotive Holdings Limited incorporated in
            Bermuda on 9th June, 1992;

            "corporate representative" means any person appointed to act in that capacity pursuant to Bye-laws 87A or 87B;

            "debenture" and "debenture holder" shall respectively include "debenture stock" and "debenture stockholder";

            "Director" means a director of the Company;

            "dividend" shall include scrip dividends, distributions in specie or in kind, capital distributions and capitalisation issues, if not inconsistent with the subject or context;

            "electronic" shall mean relating to technology having electrical, digital, magnetic, wireless, optical electromagnetic or similar capabilities and such other meanings as given to it in the Electronic Transactions Act 1999 of Bermuda as may be amended from time to time;

            "Head Office" shall mean such office of the Company as the Directors may from time to time determine to be the principal office of the Company;

            "HK$" shall mean Hong Kong dollars or other lawful currency of Hong Kong;

            "holding company" and "subsidiary" shall have the meanings ascribed to them by the Companies Act;

            "Listing Rules" shall mean the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (as amended from time to time);

            "month" shall mean a calendar month;

            "Newspapers", in relation to the publication in newspapers of any notice, shall mean in English in one leading English language daily newspaper and in Chinese in one leading Chinese language daily newspaper published and circulating generally in the Relevant Territory and specified for this purpose by the stock exchange in the Relevant Territory;

            "paid up" in relation to a share, shall mean paid up or credited as paid up;

            "the Principal Register" shall mean the register of shareholders of the Company maintained in Bermuda;

            "the register" shall mean the Principal Register and any branch register to be kept pursuant to the provisions of the Statutes;

            "Registered Office" shall mean the registered office of the Company for the time being;

            "Registration Office" shall mean in respect of any class of share capital, such place or places in the Relevant Territory or elsewhere where the Directors from time to time determine to keep a branch register of shareholders in respect of that class of share capital and where (except in cases where the Directors otherwise agree) transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered;

            "Relevant Territory" shall mean Hong Kong or such other territory as the Directors may from time to time decide if the issued ordinary share capital of the Company is listed on a stock exchange in such territory;

            "Seal" shall mean any one or more common seals from time to time of the Company for use in Bermuda or in any place outside Bermuda;

            "Secretary" shall mean the person or corporation for the time being performing the duties of that office;

            "Securities Seal" shall mean a seal for use for sealing certificates for shares or other securities issued by the Company which is a facsimile of the Seal of the Company with the addition on its face of the words "Securities Seal";

            "share" shall mean share in the capital of the Company;

            "shareholder" shall mean the duly registered holder from time to time of the shares in the capital of the Company;

            "Statutes" shall mean the Companies Act and any other act (as emended from time to time) for the time being in force of the Legislature of Bermuda applying to or affecting the Company, the Memorandum of Association and/or these presents and shall include the Electronic Transactions Act 1999 of Bermuda as may be amended from time to time;

            "subsidiaries" shall have the meaning ascribed thereto under Rule 1.01 of the Listing Rules;

            "Summary Financial Reports" shall mean the summary financial report which is derived from and summaries the complete annual Directors' report and the Auditors' report and as defined in the Companies Ordinance, Chapter 32 of Laws of Hong Kong;

            "Transfer Office" shall mean the place where the Principal Register is situate for the time being;

            "writing" or "printing" shall include writing, printing, lithography, photography, typewriting and every other mode of representing words or figures in a legible and non-transitory form.

      (B)   In these Bye-Laws, unless there be something in the       General
            subject or context inconsistent herewith:

            words denoting the singular shall include the plural and words denoting the plural shall include the singular;

            words importing any gender shall include every gender and words importing persons shall include partnerships, firms, companies and corporations;

            subject as aforesaid, any words or expressions defined in the Companies Act (except any statutory modification thereof not in force when these Bye-Laws become binding on the Company) shall, if not inconsistent with the subject and/or context, bear the same meaning in these Bye-Laws, save that "company" shall where the context permits include any company incorporated in Bermuda or elsewhere; and

            references to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force.

      (C)   A resolution shall be a Special Resolution when it has    Special
            been passed by a majority of not less than three-fourths Resolution of the votes cast by such shareholders as, being entitled so to do, vote in person or, by a duly authorised corporate representative or, where proxies are allowed, by proxy at a general meeting of which not less than 21 days' notice, specifying (without prejudice to the power contained in these presents to amend the same) the intention to propose the resolution as a Special Resolution, has been duly given. Provided that, if it is so agreed by a majority in number of the shareholders having a right to attend and vote at any such meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right, a resolution may be proposed and passed as a Special Resolution at a meeting of which less than 21 days' notice has been given.

      (D)   A resolution shall be an Ordinary Resolution when it has  Ordinary
            been passed by a simple majority of the votes cast by     Resolution
            such shareholders as, being entitled so to do, vote in person or by a duly authorised corporate representative or, where proxies are allowed, by proxy at a general meeting held in accordance with these presents and of which not less than 14 days' notice has been duly given.
            Provided that, if it is so agreed by a majority in number of the shareholders having a right to attend and vote at any such meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right, a resolution may be proposed and passed as a Ordinary Resolution at a meeting of which less than 14 days' notice has been given.

      (E)   A Special Resolution shall be effective for any purpose   Special
            for which an Ordinary Resolution is expressed to be       Resolution
            required under any provision of these Bye-Laws or the     effective
            Statutes.                                                 as
                                                                      Ordinary
                                                                      Resolution

2.    Without prejudice to any other requirements of the Statutes, a  When
      Special Resolution shall be required to alter the Memorandum    Special
      of Association, to approve any amendment of these presents or   Resolution
      to change the name of the Company.                              is
                                                                      required

             SHARES, WARRANTS AND MODIFICATION OF RIGHTS

3.    Without prejudice to any special rights or restrictions for     Issue
      the time being attaching to any shares or any class of shares, of shares any share may be issued upon such terms and conditions and with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination or so far as the same may not make specific provision, as the Board may determine) and any preference share may, subject to the Companies Act and with the sanction of a Special Resolution, be issued on the terms that it is liable to be redeemed upon the happening of a specified event or upon a given date and either at the option of the Company or, if so authorised by the Memorandum of Association of the Company, at the option of the holder.

4.    The Board may, subject to the approval by the shareholders in   Warrants
      general meeting, issue warrants to subscribe for any class of shares or securities of the Company on such terms as the Board may from time to time determine. Where warrants are issued to bearer, no certificate thereof shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original certificate thereof has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such replacement certificate.

5.    (A)   For the purposes of Section 47 of the Companies Act, if   How rights
            at any time the capital is divided into different         of shares
            classes of shares, all or any of the special rights       may be
            attached to any class (unless otherwise provided for by   modified
            the terms of issue of the shares of that class) may, subject to the provisions of the Companies Act, be varied or abrogated either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class. To every such separate general meeting the provisions of these Bye-Laws relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be not less than two persons holding or representing by proxy one-third in nominal value of the issued shares of that class, and that any holder of shares of the class present in person or by proxy or by a duly authorised corporate representative may demand a poll.

      (B) The provisions of this Bye-Law shall apply to the variation or abrogation of the special rights attached to the shares of any class as if each group of shares of the class differently treated formed a separate class the rights whereof are to be varied or abrogated.

      (C) The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                   SHARES AND INCREASE OF CAPITAL

6.    (A)   The authorised share capital of the Company at the date
            on which these Bye-Laws come into effect is US$10,000,000 divided into 1,000,000,000 shares of
            US$0.01 each.

      (B)   Subject to the Statutes, the power contained in the       Company to
            Memorandum of Association for the Company to purchase or purchase otherwise acquire its shares shall be exercisable by the its own
            Board upon such terms and subject to such conditions as   shares
            it thinks fit.

      (C)   Subject, where applicable, to the rules of any relevant   Company to
            stock exchange, the Company may in accordance with an     finance
            employees' share scheme approved by the shareholders in   acquisi-
            general meeting provide money on such terms as the Board  tion of
            thinks fit for the acquisition of fully or partly paid    own shares
            shares in the Company or its holding company. For the purposes of this Bye-Law, an employees' share scheme is a scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of bona fide employees or former employees
            (including, notwithstanding Section 96 of the Companies
            Act, any such bona fide employee or former employee who is or was also a director) of the Company, a subsidiary of the Company or holding company or a subsidiary of the Company's holding company, or the wives, husbands, widows, widowers or children or step-children under the age of twenty-one of such employees or former employees.

      (D) Subject, where applicable, to the rules of any relevant stock exchange, the Company, a subsidiary of the Company or holding company or a subsidiary of the Company's holding company may make loans to persons (including, notwithstanding
            Section 96 of the Companies Act, any such bona fide employee or former employee who is or was also a director) employed in good faith by the Company with a view to enabling those persons to acquire fully or partly paid shares in the Company or its holding company to be held by them by way of beneficial ownership.

      (E) The conditions subject to which money and loans are provided under paragraphs (C) and (D) of this Bye-Law may include a provision to the effect that when an employee ceases to be employed by the Company, the shares acquired with such financial assistance shall or may be sold to the Company on such terms as the Board thinks fit.

7.    The Company in general meeting may from time to time, whether   Power to
      or not all the shares for the time being authorised shall have  increase
      been issued and whether or not all the shares for the time      capital
      being issued shall have been fully paid up, by Ordinary
      Resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such class or classes and of such amounts in Hong Kong dollars or United States dollars or such other currency as the shareholders may think fit and as the resolution may prescribe.

8.    Any new shares shall be issued upon such terms and conditions   On what
      and with such rights, privileges or restrictions annexed        conditions
      thereto as the general meeting resolving upon the creation      new shares
      thereof shall direct, and if no direction be given, subject to  may be
      the provisions of the Statutes and of these Bye-Laws, as the    issued
      Board shall determine; and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company and with a special right or without any right of voting.

9.    The Company may by Ordinary Resolution, before the issue of     When to be
      any new shares, determine that the same, or any of them, shall  offered to
      be offered in the first instance, and either at par or at a     existing
      premium, to all the existing holders of any class of shares in share-proportion as nearly as may be to the number of shares of such holders class held by them respectively, or make any other provisions as to the issue and allotment of such shares, but in default of any such determination or so far as the same shall not extend, such shares may be dealt with as if they formed part of the capital of the Company existing prior to the issue of the same.

10.   Except so far as otherwise provided by the conditions of issue  New shares
      or by these Bye-Laws, any capital raised by the creation of     to form
      new shares shall be treated as if it formed part of the         part of
      original capital of the Company and such shares shall be        original
      subject to the provisions contained in these Bye-Laws with      capital
      reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

11.   All unissued shares shall be at the disposal of the Board and   Shares at
      it may offer, allot (with or without conferring a right of      the
      renunciation), grant options over or otherwise dispose of them  disposal
      to such persons, at such times, for such consideration and      of the
      generally on such terms as it in its absolute discretion        Board
      thinks fit, but so that no shares shall be issued at a discount. The Directors shall, as regards any offer or allotment of shares, comply with the provisions of the Companies Act, if and so far as such provisions may be applicable thereto. Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such offer, option or shares to shareholders or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Shareholders affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of shareholders for any purpose whatsoever.

12.   The Company may at any time pay a commission to any person for  Company
      subscribing or agreeing to subscribe (whether absolutely or     may pay
      conditionally) for any shares in the Company or procuring or    commission
      agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that the conditions and requirements of the Companies Act shall be observed and complied with, and in each case the commission shall not exceed ten per cent. of the price at which the shares are issued.

13.   Except as otherwise expressly provided by these Bye-Laws or as  Company
      required by law or as ordered by a court of competent           not to
      jurisdiction, no person shall be recognised by the Company as   recognise
      holding any share upon any trust and, except as aforesaid, the  trusts in
      Company                                                         respect of
      shall not be bound by or be compelled in any way to recognise   shares
      (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or any other right or claim to or in respect of any shares except an absolute right to the entirety thereof of the registered holder.

           REGISTER OF SHAREHOLDERS AND SHARE CERTIFICATES

14.   (A)   The Board shall cause to be kept a register of the        Share
            shareholders and there shall be entered therein the       register
            particulars required under the Companies Act.

      (B)   Subject to the provisions of the Companies Act, if the    Local or
            Board considers it necessary or appropriate, the Company branch may establish and maintain a local or branch register at register such location outside Bermuda as the Board thinks fit and, while the issued share capital of the Company is, with the consent of the Board, listed on any stock exchange in the Relevant Territory, the Company shall keep a branch register in the Relevant Territory.

15.   Every person whose name is entered as a shareholder in the      Share
      register shall be entitled without payment to receive within    Certifi-
      two months after allotment or lodgment of a transfer (or        cates
      within such other period as the conditions of issue shall provide or, such shorter period as such stock exchange may from time to time prescribe) one certificate for all his shares, or, if he shall so request, in a case where the allotment or transfer is of a number of shares in excess of the number for the time being forming a stock exchange board lot for the purposes of the stock exchange on which the shares are listed, upon payment, in the case of a transfer, of such sum (not exceeding in the case of any share capital listed on a stock exchange in the Relevant Territory, HK$2.50 or such greater sum as such stock exchange may from time to time permit, and in the case of any other shares, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such other sum as the Company may by Ordinary Resolution determine) for every certificate after the first as the Board may from time to time determine, such number of certificates for shares in stock exchange board lots or multiples thereof as he shall request and one for the balance (if any) of the shares in question, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of the joint holders shall be sufficient delivery to all such holders.

16.   Every certificate for shares, warrants or debentures or         Share
      representing any other form of securities of the Company shall  certifi-
      be issued under the Seal of the Company, which for this         cates to
      purpose may be a Securities Seal.                               be sealed

17.   Every share certificate hereafter issued shall specify the      Share
      number and class of shares in respect of which it is issued     certifi-
      and the amount paid thereon and may otherwise be in such form   cate to
      as the Board may from time to time prescribe. A share           specify
      certificate shall relate to only one class of shares.           number and
                                                                      class of
                                                                      shares

18.   (A)   The Company shall not be bound to register more than      Joint
            four persons as joint holders of any share.               holders

      (B) If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notice and, subject to the provisions of these Bye-Laws, all or any other matter connected with the Company, except the transfer of the shares.

19.   If a share certificate is defaced, lost or destroyed, it may    Replace-
      be replaced on payment of such fee, if any, (not exceeding, in  ment of
      the case of any share capital listed on a stock exchange in     share
      the Relevant Territory, HK$2.50 or such greater sum as such     certifi-
      stock exchange may from time to time permit, and, in the case   cates
      of any other capital, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such sum as the Company may by Ordinary Resolution determine) as the Board shall from time to time determine and on such terms and conditions, if any, as to publication of notices, evidence and indemnity as the Board thinks fit and in the case of wearing out or defacement, after delivery up of the old certificate. In the case of destruction or loss, the person to whom such replacement certificate is given shall also bear and pay to the Company any exceptional costs and the reasonable out-of-pocket expenses incidental to the investigation by the Company of the evidence of such destruction or loss and of such indemnity.

                                      LIEN

20.   The Company shall have a first and paramount lien and      Company's lien
      charge on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share. The
      Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a shareholder, whether singly or jointly with any other person or persons, for all the debts and liabilities of such shareholders or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such shareholder, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such shareholder or his estate and any other person, whether a shareholder of the Company or not. The Company's lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof.
      The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be exempt wholly or partially from the provisions of this Bye-Law.

21.   The Company may sell, in such manner as the Board thinks   Sale of shares
      fit, any shares on which the Company has a lien, but no    subject to lien
      sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person entitled to the shares by reason of such holder's death, bankruptcy or winding-up.

22.   The net proceeds of such sale after the payment of the     Application of
      costs of such sale shall be applied in or towards payment proceeds of or satisfaction of the debt or liability or engagement in sale respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale, the

      Board may authorise some person to transfer the shares sold to the purchaser thereof and may enter the purchaser's name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in relating to the sale.

                                 CALLS ON SHARES

23.   The Board may from time to time make such calls as it may  Calls/instal-
      think fit upon the shareholders in respect of any moneys   ments
      unpaid on the shares held by them respectively (whether on account of the nominal value of shares or by way of premium) and not by the conditions of issue or allotment thereof made payable at a fixed time. A call may be made payable either in one sum or by instalments.

24. Fourteen days' notice at least of any call shall be given Notice of call specifying the time and place of payment and to whom such call shall be paid.

25.   A copy of the notice referred to in Bye-Law 24 shall be    Copy of notice
      sent to shareholders in the manner in which notices may    to be sent to
      be sent to shareholders by the Company as herein           share-holders
      provided.

26.   In addition to the giving of notice in accordance with     Notice of call
      Bye-Law 25, notice of the person appointed to receive      may be given
      payment of every call and of the times and places appointed for payment may be given to the shareholders by notice to be published at least once in the Newspapers.

27.   Every shareholder upon whom a call is made shall pay the   Time and place
      amount of every call so made on him to the person and at   for payment of
      the time or times and place or places as the Board shall   call
      appoint.

28.   A call shall be deemed to have been made at the time when  When call
      the resolution of the Board authorising such call was      deemed to have
      passed.                                                    been made

29.   The joint holders of a share shall be severally as well    Liability of
      as jointly liable for the payment of all calls and         joint holders
      instalments due in respect of such share or other moneys due in respect thereof.

30.   The Board may from time to time at its discretion extend   Board may
      the time fixed for any call, and may extend such time as   extend time
      regards all or any of the shareholders whom due to         fixed for call
      residence outside the Relevant Territory or other cause the Board may deem entitled to any such extension but no shareholder shall be entitled to any such extension except as a matter of grace and favour.

31.   If the sum payable in respect of any call or instalments   Interest on
      is not paid on or before the day appointed for payment     unpaid calls
      thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding twenty per cent. per annum as the Board shall fix from the day appointed for the payment thereof to the time of the actual payment, but the Board may waive payment of such interest wholly or in part.

32.   No shareholder shall be entitled to receive any dividend   Suspension of
      or bonus or to be present and vote (save as proxy for      privileges
      another shareholder) at any general meeting, either        while call
      personally, or (save as proxy for another shareholder) by unpaid proxy or by a duly authorised corporate representative, or be reckoned in a quorum, or to exercise any other privilege as a shareholder until all calls or instalments due from him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

33.   On the trial or hearing of any action or other             Evidence in
      proceedings for the recovery of any money due for any      action for call
      call, it shall be sufficient to prove that the name of the shareholder sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution of the Board making the call has been duly recorded in the minute book of the Board; and that notice of such call was duly given to the shareholder sued, in pursuance of these Bye-Laws; and it shall not be necessary to prove the appointment of the Board who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

34.   Any sum which by the terms of allotment of a share is      Sums payable
      made payable upon allotment or at any fixed date, whether  on allotment
      on account of the nominal value of the share and/or by     deemed a call
      way of premium, shall for all purposes of these Bye-Laws
      be deemed to be a call duly made, notified, and payable
      on the date fixed for payment, and in case of non-payment
      all the relevant provisions of these Bye-Laws as to        Shares may be
      payment of interest and expenses, forfeiture and the       issued subject
      like, shall apply as if such sums had become payable by    to different
      virtue of a call duly made and notified. The Board may on  conditions as
      the issue of shares differentiate between                  to
      the allottees or holders as to the amount of calls to be   calls, etc.
      paid and the time of payment.

35.   The Board may, if it thinks fit, receive from any          Payment of
      shareholder willing to advance the same, and either in     calls in
      money or money's worth, all or any part of the money       advance
      uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the moneys so advanced the Company may pay interest at such rate (if any) not exceeding twenty per cent. per annum as the Board may decide but a payment in advance of a call shall not entitle the shareholder to receive any dividend or to exercise any other rights or privileges as a shareholder in respect of the share or the due portion of the shares upon which payment has been advanced by such shareholder before it is called up. The Board may at any time repay the amount so advanced upon giving to such shareholder not less than one month's notice in writing of their intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

                               TRANSFER OF SHARES

36. Subject to the Companies Act, all transfers of shares may Form of be effected by transfer in writing in the usual or common transfer form or in such other form as the Board may accept and may be under hand or by means of mechanically imprinted signatures or such other manner as the Board may from time to time approve.

37.   The instrument of transfer of any share shall be executed  Execution of
      by or on behalf of the transferor and by or on behalf of   transfer
      the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case in which it thinks fit, in its absolute discretion, to do so. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect thereof. Nothing in these Bye-Laws shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

38.   (A)   The Board may, in its absolute discretion, at any    Shares
            time and from time to time transfer any share upon   registered on
            the Principal Register to any branch register or     principal
            any share on any branch register to the Principal    register,
            Register or any
            other branch register.                               branch
                                                                 register, etc.

      (B) Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time stipulate, and which agreement it shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold) no shares on the Principal Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Principal Register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Principal Register, at the Transfer Office. Unless the Board otherwise agrees, all transfers and other documents of title shall be lodged for registration with, and registered at, the relevant Registration Office.

      (C) Notwithstanding anything contained in this Bye-Law, the Company shall as soon as practicable and on a regular basis record in the Principal Register all transfers of shares effected on any branch register and shall at all times maintain the Principal Register in all respects in accordance with the Companies Act.

39.   The Board may, in its absolute discretion, and without     Board may
      assigning any reason, refuse to register a transfer of     refuse to
      any share (not being a fully paid up share) to a person    register a
      of whom it does not approve or any share issued under any transfer share option scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also refuse to register a transfer of any share (whether fully paid up or not) to more than four joint holders or a transfer of any shares (not being a fully paid up share) on which the Company has a lien.

40.   The Board may also decline to recognise any instrument of  Requirements
      transfer unless:-                                          as to transfer

      (i) such sum, if any, (not exceeding, in the case of any share capital listed on a stock exchange in the Relevant Territory, HK$2.50 or such greater sum as such stock exchange may from time to time permit, and, in the case of any other capital, such sum in such currency as the Board may from time to time determine to be reasonable in the territory in which the relevant register is situate, or otherwise such sum as the Company may by Ordinary Resolution determine) as the Board shall from time to time determine is paid to the Company in respect thereof has been paid;

      (ii) the instrument of transfer is lodged at the relevant Registration Office or, as the case may be, the Transfer Office accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

      (iii) the instrument of transfer is in respect of only one class of share;

      (iv) the shares concerned are free of any lien in favour of the Company;

      (v) if applicable, the instrument of transfer is properly stamped; and

      (vi)  where applicable, the permission of the Bermuda
            Monetary Authority with respect thereto has been obtained.

41.   No transfer of any shares (not being a fully paid up       No transfer to
      share) shall be made to an infant or to a person of        an infant
      unsound mind or under other legal disability.

42.   If the Board shall refuse to register a transfer of any    Notice of
      share, it shall, within two months after the date on       refusal
      which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

43.   Upon every transfer of shares the certificate held by the  Certificate to
      transferor shall be given up to be cancelled, and shall    be given up on
      forthwith be cancelled accordingly, and a new certificate transfer shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge.
      The Company shall also retain the instrument of transfer.

44.   The registration of transfers may be suspended and the     When transfer
      register closed on giving notice by advertisement in an    books and
      appointed newspaper and in the

      Newspapers at such times and for such periods as the       register may be
      Board may from time to time determine and either           closed
      generally or in respect of any class of shares. The register shall not be closed for more than thirty days in any year.

                             TRANSMISSION OF SHARES

45.   In the case of the death of a shareholder, the survivor    Deaths of
      or survivors where the deceased was a joint holder, and    registered
      the legal personal representatives of the deceased where   holder or of
      he was a sole or only surviving holder, shall be the only  joint holder of
      persons recognised by the Company as having any title to   shares
      his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

46.   Any person becoming entitled to a share in consequence of  Registration
      the death or bankruptcy or winding-up of a shareholder     of personal
      may, upon such evidence as to his title being produced as  represent-
      may from time to time be required by the Board, and        atives and
      subject as hereinafter provided, elect either to be        trustees in
      registered himself as holder of the share or to have some bankruptcy person nominated by him registered as the transferee thereof.

47.   If the person becoming entitled to a share pursuant to     Notice of
      Bye-Law 46 shall elect to be registered himself, as the    election to be
      holder of such share he shall deliver or send to the       registered and
      Company a notice in writing signed by him at (unless the   registration
      Board otherwise agrees) the Registration Office, stating   of nominee
      that he so elects. If he shall elect to have his nominee registered, he shall testify his election by executing a transfer of such shares to his nominee. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death, bankruptcy or winding-up of the shareholder had not occurred and the notice or transfer were a transfer executed by such shareholder.

48.   A person becoming entitled to a share by reason of the     Retention of
      death, bankruptcy or winding-up of the holder shall be     dividends, etc.
      entitled to the same dividends and other advantages to     until transfer
      which he would be entitled if he were the registered       or transmission
      holder of the share. However, the Board may, if it thinks of shares of fit, withhold the payment of any dividend payable or other advantages in respect of such share until such
      person shall become the registered holder of the share or
      shall
      have effectually transferred such share, but, subject to   a deceased or
      the requirements of Bye-Law 77 being met, such a person    bankruptshare-
      may vote at general meetings of the Company.               holder

                              FORFEITURE OF SHARES

49.   If a shareholder fails to pay any call or instalment of a  If call or
      call on the day appointed for payment thereof, the Board   instalment not
      may, at any time thereafter during such time as any part   paid notice may
      of the call or instalment remains unpaid, without          be given
      prejudice to the provisions of Bye-Law 32, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may thereafter accrue up to the date of actual payment.

50.   The notice shall name a further day (not earlier than the  Content of
      expiration of fourteen days from the date of the notice)   notice of call
      on or before which the payment required by the notice is to be made, and it shall also name the place where payment is to be made, such place being either the Registered Office or a Registration Office. The notice shall also state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

51.   If the requirements of any such notice as aforesaid are    If notice not
      not complied with, any share in respect of which the       complied with
      notice has been given may at any time thereafter, before   shares may be
      the payment required by the notice has been made, be       forfeited
      forfeited by a resolution of the Board to that effect.
      Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept the surrender of any shares liable to be forfeited hereunder and in such cases references in these Bye-Laws to forfeiture shall include surrender.

52.   Any share so forfeited shall be deemed to be the property  Forfeited
      of the Company, and may be sold or otherwise disposed of   shares to
      on such terms and in such manner as the Board thinks fit   become property
      and at any time before a sale or disposition the           of Company
      forfeiture may be cancelled on such terms as the Board thinks fit.

53.   A person whose shares have been forfeited shall cease to   Arrears to be
      be a shareholder in respect of the forfeited shares, but   paid notwith-
      shall, notwithstanding, remain liable to pay to the        standing
      Company all moneys which, at the date of forfeiture, were forfeiture payable by him to the Company in respect of the forfeited shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until the date of actual payment at such rate not exceeding twenty per cent. per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Bye-Law any sum which by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that such time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

54.   A statutory declaration in writing that the declarant is   Evidence of
      a Director or the Secretary of the Company, and that a     forfeiture and
      share in the Company has been duly forfeited or            transfer of
      surrendered on a date stated in the declaration, shall be forfeited share conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.
      The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

55.   When any share shall have been forfeited, notice of the    Notice after
      forfeiture shall be given to the shareholder in whose      forfeiture
      name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

56.   Notwithstanding any such forfeiture as aforesaid the       Power to redeem
      Board may at any time, before any shares so forfeited      forfeited
      shall have been sold, re-allotted or
      otherwise disposed of, cancel the forfeiture on such       shares
      terms as the Board thinks fit or permit the shares so forfeited to be bought back or redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares, and upon such further terms (if any) as it thinks fit.

57.   The forfeiture of a share shall not prejudice the right    Forfeiture not
      of the Company to any call already made or instalment      to prejudice
      payment thereon.                                           Company's right
                                                                 to call or
                                                                 instalment
                                                                 payment

58.   (A)   The provisions of these Bye-Laws as to forfeiture    Forfeiture for
            shall apply in the case of non-payment of any sum    non-payment of
            which, by terms of issue of a share, becomes         any sum due on
            payable at a fixed time, whether on account of the   shares
            nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

      (B) In the event of a forfeiture of shares the shareholder shall be bound to deliver and shall forthwith deliver to the Company the certificate or certificates held by him for the shares so forfeited and in any event the certificates representing shares so forfeited shall be void and of no further effect.

                              ALTERATION OF CAPITAL

59.

      (A)   The Company may from time to time by Ordinary        Increase in
            Resolution:-                                         capital,

            (i)   increase its capital as provided by Bye-Law    consolidation
                  7;                                             and division
                                                                 of capital

            (ii) consolidate or divide all or any of its share and sub-capital into shares of larger amount than its division,
                  existing shares; and on any consolidation of   cancellation
                  fully paid shares into shares of larger        of shares and
                  amount, the Board may settle any difficulty    re-denomin-
                  which may arise as it thinks expedient and in nation etc. particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into a consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interest or may be paid to the Company for the Company's benefit;

            (iii) divide its shares into several classes and
                  attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

            (iv) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Companies Act, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares;

            (v) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

            (vi) make provision for the issue and allotment of shares which do not carry any voting rights;
                  and

            (vii) change the currency denomination of its share
                  capital.

      (B)   The Company may by Special Resolution reduce its     Reduction of
            share capital, any capital redemption reserve fund   capital
            or any share premium account or
            other undistributable reserve in any manner authorised and subject to any conditions prescribed by law.

                                GENERAL MEETINGS

60.   (A)   The Company shall in each year hold a general        When annual
            meeting as its annual general meeting in addition    general meeting
            to any other meeting in that year and shall specify to be held the meeting as such in the notice calling it; and not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. The annual general meeting shall be held in the Relevant Territory or elsewhere as may be determined by the Board and at such time and place as the Board shall appoint. A meeting of the shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

      (B)   Save where a general meeting is required by the      Written
            Companies Act, a resolution in writing signed (in    Resolutions of
            such manner as to indicate, expressly or impliedly, Shareholders unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Bye-Laws, be treated as an Ordinary
            Resolution duly passed at a general meeting of the Company and, where relevant, as a Special
            Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last shareholder to sign, and where the resolution states a date as being the date of his signature thereof by any shareholder the statement shall be prima facie evidence that it was signed by him on that date.
            Such a resolution may consist of several documents in the like form, each signed by one or more relevant shareholders.

61.   All general meetings other than annual general meetings    Special general
      shall be called special general meetings.                  meeting

62.   The Board may, whenever it thinks fit, convene a special   Convening of
      general meeting, and special general                       special
      meetings shall also be convened on requisition, as         general meeting
      provided by the Companies Act, and, in default, may be convened by the requisitionists.

63.   An annual general meeting and a meeting called for the     Notice of
      passing of a Special Resolution shall be called by at      meetings
      least twenty-one days' notice in writing, and a meeting of the Company other than an annual general meeting or a meeting for the passing of a Special Resolution shall be called by at least fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of meeting and, in case of special business, the general nature of that business, and shall be given, in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company in general meeting, to such persons as are, under these Bye-Laws, entitled to receive such notices from the Company, provided that, subject to the provisions of the Companies
      Act, a meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in this Bye-Law be deemed to have been duly called if it is so agreed:-

      (i) in the case of a meeting called as the annual general meeting, by all the shareholders entitled to attend and vote thereat; and

      (ii) in the case of any other meeting, by a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

64.   (A)   The accidental omission to give any notice to, or    Omission to
            the non-receipt of any notice by, any person         give notice
            entitled to receive notice shall not invalidate any resolution passed or any proceedings at any such meeting.

      (B) In the case where instruments of proxy are sent out with any notice, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice of the relevant meeting shall not invalidate any resolution passed or any proceeding at any such meeting.

               PROCEEDINGS AT GENERAL MEETINGS

65.   All business shall be deemed special that is            Special business,
      transacted at a special general meeting, and also all   business of annual
      business that is transacted at an annual general        general meeting
      meeting with the exception of sanctioning dividends, the reading, considering and adopting of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of ordinary or extra or special remuneration to the Directors.

66.   For all purposes the quorum for a general meeting       Quorum
      shall be two shareholders present in person or by a duly authorised corporate representative or by proxy and entitled to vote. No business shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the meeting.

67.   If within fifteen minutes from the time appointed for   When if quorum not
      the meeting a quorum is not present, the meeting, if    present meeting to
      convened upon the requisition of shareholders, shall    be dissolved and
      be dissolved, but in any other case it shall stand      when to be
      adjourned to the same day in the next week and at such adjourned time and place as shall be decided by the Board.

68.   The Chairman (if any) of the Board or, if he is absent  Chairman of
      or declines to take the chair at such meeting, the      general meeting
      Deputy Chairman (if any) shall take the chair at every general meeting, or, if there be no such Chairman or Deputy Chairman, or, if at any general meeting neither of such Chairman or Deputy Chairman is present within fifteen minutes after the time appointed for holding such meeting, or both such persons decline to take the chair at such meeting, the Directors present shall choose one of their number as Chairman, and if no Director be present or if all the Directors present decline to take the chair or if the Chairman chosen shall retire from the chair, then the shareholders present shall choose one of their number to be Chairman.

69.   The Chairman may, with the consent of any general       Power to adjourn
      meeting at which a quorum is present, and shall, if so general meeting, directed by the meeting, adjourn any meeting from time business to time and from place to place as the meeting shall
      determine. Whenever a meeting is adjourned
      for fourteen days or more, at least seven clear days'   of adjourned
      notice, specifying the place, the day and the hour of   meeting
      the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at an adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

70. At any general meeting a resolution put to the vote of What is to be the meeting shall be decided on a show of hands unless evidence of the a poll is required under the Listing Rules or demanded passing of a (before or after the declaration of the results of the resolution where show of hands or on the withdrawal of any other demand poll not demanded for a poll):-

      (i)   by the Chairman of the meeting; or

      (ii) by at least three shareholders present in person or by a duly authorised corporate representative or by proxy for the time being entitled to vote at the meeting; or

      (iii) by any shareholder or shareholders present in person or by a duly authorised corporate representative or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to attend and vote at the meeting; or

      (iv) by any shareholder or shareholders present in person or by a duly authorised corporate representative or by proxy having the right to attend and vote at the meeting, and in respect of whose shares, sums have been paid up in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares having that right.

      Unless a poll be so required or demanded and, in the later case, the demand is not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

71.   If a poll is demanded as aforesaid, it shall            Poll

      (subject as provided in Bye-Law 72) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking hands of the poll, whichever is the earlier.

72.   Any poll duly demanded on the election of a Chairman    In what case poll
      of a meeting or on any question of adjournment shall    taken without
      be taken at the meeting and without adjournment.        adjournment

73.   In the case of an equality of votes, whether on a show  Chairman to have
      of hands or on a poll, the Chairman of the meeting at   casting vote
      which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote. In case of any dispute as to the admission or rejection of any vote the Chairman shall determine the same, and such determination shall be final and conclusive.

74.   The demand for a poll shall not prevent the             Business may
      continuance of a meeting for the transaction of any     proceed
      business other than the question on which a poll has    notwithstanding
      been demanded.                                          demand for poll

75.   For the purposes of section 106 of the Companies Act,   Approval of
      a Special Resolution of the Company, and of any         amalgamation
      relevant class of shareholders, shall be required to    agreement
      approve any amalgamation agreement as referred to in that section.

                    VOTES OF SHAREHOLDERS

76.   (A)   Subject to any special rights, privileges or      Votes of
            restrictions as to voting for the time being      shareholders
            attached to any class or classes of shares, at any general meeting on a show of hands every shareholder who is present in person or by a duly authorised corporate representative shall have one vote, and on a poll every shareholder present in person or by a duly authorised corporate representative or by proxy, shall have one vote for every share of which he is the holder which is fully paid up or credited as fully paid up (but so that no amount paid up or credited as paid up on a share in advance of calls or instalments shall be treated for the purposes of this Bye-Law as paid up on a share).
            On a poll a shareholder entitled to more than one vote need not use all his votes or cast his votes in the same way.

      (B)   Where any shareholder is, under the Listing
            Rules, required to abstain from voting on any particular resolution or restricted to voting for or against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

77.   Any person entitled under Bye-Law 46 to be registered   Votes in respect
      as the holder of any shares may vote at any general     of deceased and
      meeting in respect thereof in the same manner as if he  bankrupt
      were the registered holder of such shares, provided     shareholders
      that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposes to vote, he shall satisfy the Board of his right to be registered as the holder of such shares or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

78. Where there are joint registered holders of any share, Joint holders any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present whose name stands first on the register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased shareholder in whose name any share stands shall for the purposes of this Bye-Law be deemed joint holders thereof.

79.   A shareholder of unsound mind or in respect of whom an  Votes of
      order has been made by any court having jurisdiction    shareholder of
      in lunacy may vote, whether on a show of hands or on a unsound mind poll, by his committee, receiver, curator bonis or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other person may on a poll vote by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be delivered to such place or one of such places (if any) as is specified in accordance with these Bye-Laws for the deposit of instruments of proxy or, if no place is specified, at the Registration Office.

80.   (A)   Save as expressly provided in these Bye-Laws, no  Qualification for
            person other than a shareholder duly registered   voting
            and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another shareholder) either personally or by proxy or to be reckoned in a quorum (save as proxy for another shareholder), at any general meeting.

      (B)   No objection shall be raised to the               Objections to
            qualification of any voter except at the meeting votes or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman, whose decision shall be final and conclusive.

81.   Any shareholder of the Company entitled to attend and   Proxies
      vote at a meeting of the Company or a meeting of the holders of any class of shares in the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. On a vote on a show of hands, only a member present in person or by a duly authorised corporate representative may vote. On a poll votes may be given either personally or by a duly authorised corporate representative or by proxy. A shareholder who is the holder of two or more shares may appoint more than one proxy to attend on the same occasion. A proxy need not be a shareholder. In addition, a proxy or proxies representing either an individual shareholder or a shareholder which is a corporation, shall be entitled to exercise the same powers on behalf of the shareholder which he or they represent as such shareholder could exercise, but, not withstanding the generality of the foregoing shall not have the right to vote individually on a show of hands.

82.   The instrument appointing a proxy shall be in writing   Instrument
      under the hand of the appointor or of his attorney      appointing proxy
      duly authorised in writing, or if the appointor is a    to be in writing
      corporation, either under seal or under the hand of an officer or attorney duly authorised.

83.   The instrument appointing a proxy and the power of      Appointment of
      attorney or other authority, if any, under which it is proxy must be signed or a notarially certified copy of that power or deposited authority shall be deposited at such place or one of such places (if any) as is specified in the notice of meeting or in the instrument of proxy issued by the Company (or, if no place is specified, at the Registration Office) not less than forty-eight hours before the time for holding the meeting or adjourned meeting or poll (as the case may be) at which the person named in such instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in a case where the meeting was originally held within twelve months from such date.
      Delivery of an instrument appointing a proxy shall not preclude a shareholder from attending and voting in person at the meeting or upon the poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

84.   Every instrument of proxy, whether for a specified      Form of proxy
      meeting or otherwise, shall be in such form as the Board may from time to time approve.

85.   The instrument appointing a proxy to vote at a general  Authority under
      meeting shall: (i) be deemed to confer authority upon   instrument
      the proxy to demand or join in demanding a poll and to appointing proxy vote on any resolution (or amendment thereto) put to the meeting for which it is given as the proxy thinks fit. Provided that any form issued to a shareholder for use by him for appointing a proxy to attend and vote at a special general meeting or at an annual general meeting at which any business is to be transacted shall be such as to enable the shareholder, according to his intentions, to instruct the proxy to vote in favour of or against (or, in default of instructions, to exercise his discretion in respect
      of) each resolution dealing with any such business;
      and (ii) unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

86.   A vote given in accordance with the terms an            When vote by proxy
      instrument of proxy or power of attorney or by a duly   valid though
      authorised corporate representative of a corporation    authority revoked
      shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its Registration Office, or at such other place as is referred to in Bye-Law 83, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

87.   (A)   Any corporation which is a shareholder of the
            Company may, by resolution of its directors or other governing body or by power of attorney, authorise such person as it thinks fit to act as its corporate representative at any meeting of the Company or of any class of shareholders of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder of the Company.
            References in these Bye-Laws to a shareholder present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a shareholder represented at the meeting by such duly authorised corporate representative or by one or more proxies.
            Nothing contained in this Bye-law shall prevent a corporation which is a shareholder of the Company from appointing one or more proxies to represent it pursuant to Bye-law 81.

      (B) If a Clearing House (or its nominee) is a shareholder of the Company, it may appoint such person or persons as it thinks fit to act as its proxy or proxies or as its corporate representative or representatives, to the extent permitted by the Companies Act, at any meeting of the Company or at any meeting of any class of shareholders of the Company provided that, if more than one proxy or, corporate representative is so appointed, the appointment shall specify the number and class of shares in respect of which each such proxy or corporate representative is so appointed. A person so appointed under the provisions of this Bye-law shall be entitled to exercise the same powers on behalf of the Clearing House (or its nominee) which he represents as that Clearing House (or its nominee) could exercise as if it were an individual shareholder including the right to vote individually on a show of hands notwithstanding the provisions of Bye-laws 76 and 81;

                                REGISTERED OFFICE

88.   The Registered Office shall be at such place in Bermuda as    Registered
      the Board shall from time to time appoint.                    office

                               BOARD OF DIRECTORS

89.   The number of Directors shall not be less than two. The       Constitution
      Company shall keep at the Registered Office a register of     of Board
      its directors and officers in accordance with the Statutes.

90.   The Company in general meeting may by Ordinary Resolution     Alternate
      elect a person or persons qualified to be Directors to act    Directors
      as Directors in the alternative to any of the Directors of the Company or may authorise the Board to appoint such alternate Directors. Any alternate Director may be removed by the Company in general meeting by Ordinary Resolution and, if appointed by the Board, may be removed by the Board and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors in accordance with Bye-Law 99 or, if earlier, the date on which the relevant Director ceases to be a Director. An alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

91.   (A)   A Director may at any time, by notice in writing        Rights of
            signed by him delivered to the Registered Office or     alternate
            to the Head Office or at a meeting of the Board,        Directors
            appoint any person (including another Director) to act as alternate Director in his place during his absence and may in like manner at any time determine such appointment. If such person is not another
            Director such appointment unless previously approved by the Board shall have effect only upon and subject to being so approved. The appointment of an alternate
            Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

      (B) An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the ordinary remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

      (C) An alternate Director shall, if his appointor so requests, be entitled to receive notices of meetings of the Board or committees of the Board to the same extent as, but in lieu of, the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye-Laws shall apply as if he were a Director.

      (D) Every person acting as an alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him.

      (E) Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

      (F) No alternate Director shall by virtue of that position be a director for the purposes of the Companies Act, but shall nevertheless be subject to the provisions of the Companies Act in so far as they relate to the duties and obligations of directors (other than the obligations to hold any qualifying share in the Company) when performing the functions of a Director.

92.   A Director or an alternate Director shall not be required     Attendance
      to hold any qualification shares but shall nevertheless be    at general
      entitled to attend and speak at all general meetings of the   meetings
      Company and all meetings of any class of shareholders of the Company.

93.   The Directors shall be entitled to receive by way of          Directors'
      remuneration for their services as Directors such sum as      remuneration
      shall from time to time be determined by the Company in general meeting, such sum (unless otherwise directed by the resolution by which it is voted) to be divided amongst the Directors in such proportions and in such manner as the Board may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. The foregoing provisions shall not apply to a Director who holds any salaried employment or office in the Company except in the case of sums paid in respect of Directors' fees.

94.   The Directors shall also be entitled to be repaid all         Directors'
      travelling, hotel and other expenses reasonably incurred by   expenses
      them respectively in or about the performance of their duties as Directors, including their expenses of travelling to and from board meetings, committee meetings or general meetings or otherwise incurred whilst engaged in the business of the Company or in the discharge of their duties as Directors.

95.   The Board may grant special remuneration to any Director      Special
      who, being called upon, shall perform any special or extra    remuneration
      services to or at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as the Board may determine.

96.   (A)   Notwithstanding Bye-Laws 93, 94 and 95, the             Remuneration
            remuneration of an Executive Director or a Director     of Executive
            appointed to any other office in the management of      Directors,
            the Company may from time to time be fixed by the       etc.
            Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits
            (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to his ordinary remuneration as a Director.

      (B)   Payments to any Director or past Director of any sum    Payments for
            by way of compensation for loss of office or as         compensation
            consideration for or in
            connection with his retirement from office (not being   for loss
            a payment to which the Director is contractually        of office
            entitled) must be approved by the Company in general meeting.

97.   (A)   A Director shall vacate his office:-                    When office
                                                                    of Director
            (i)   if he becomes bankrupt or has a receiving order   to be
                  made against him or suspends payment or           vacated
                  compounds with his creditors generally;

            (ii)  if he becomes a lunatic or of unsound mind;

            (iii) if he absents himself from the meetings of the
                  Board during a continuous period of six months, without special leave of absence from the Board, and his alternate Director (if any) shall not during such period have attended in his stead, and the Board passes a resolution that he has by reason of such absence vacated his office;

            (iv) if he becomes prohibited by law from acting as a Director;

            (v) if by notice in writing delivered to the Company at its Registered Office or at the Head
                  Office he resigns his office;

            (vi)  if he shall be removed from office by a Special
                  Resolution of the Company under Bye-Law 104.

      (B) No Director shall be required to vacate office or be ineligible for re-election or re-appointment as a Director, and no person shall be ineligible for appointment as a Director, by reason only of his having attained any particular age.

98.   (A)   Subject to the Companies Act, a Director may hold       Directors'
            any other office or place of profit with the Company    interests
            (except that of Auditors) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for, by or pursuant to any other Bye-Law.

      (B) A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditors) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

      (C) A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or any other company in which the Company may be interested, and shall not be liable to account to the Company or the shareholders for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in such other company. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

      (D) A Director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested (including the arrangement or variation of the terms thereof, or the termination thereof).

      (E) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of or terminating the appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals shall be divided and considered in relation to each Director separately and in such case each of the Directors (if not prohibited from voting under Bye-Law 98(H))shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

      (F) Subject to the Companies Act and to the next paragraph of this Bye-Law, no Director or proposed or intended Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the shareholders for any remuneration, profit or other benefits realised by any such contract or arrangement, by reason only of such Director holding that office or the fiduciary relationship thereby established.

      (G) A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Bye-Law, a general notice to the Board by a Director to the effect that (a) he is a shareholder of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Bye-Law in relation to any such contract or arrangement; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

      (H) A Director shall not be entitled to vote (nor be counted in the quorum) on any resolution of the Board in respect of any contract or arrangement or any other proposal in which he or any of his associates has any material interest, and if he shall do so, his vote shall not be counted (nor is he to be counted in the quorum for the resolution), but this prohibition shall not apply to any of the following matters namely:-

            (i)   the giving of any security or indemnity
                  either:-

                  (a)   to the Director or his associate(s) in
                        respect of money lent or obligations
                        incurred or undertaken by him or any of
                        them at the request of or for the benefit of the Company or any of its subsidiaries; or

                  (b) to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has himself/themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

            (ii) any proposal concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase where the Director or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwiting of the offer;

            (iii) any proposal concerning any other company in
                  which the Director or his associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or shareholder or in which the Director or his associate(s) is/are beneficially interested in shares of that company provided that the Director and any of his associates are not in aggregate beneficially interested in 5 per cent. or more of the issued shares of any class of such company (or of any third company through which his interest or that of his associate(s) is derived) or of the voting rights;

            (iv) any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries including:-

                  (a)   the adoption, modification or operation
                        of any employees' share scheme or any
                        share incentive or share option scheme
                        under which the Director or his
                        associate(s) may benefit; or

                  (b) the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to Directors, their associates and employees of the Company or any of its subsidiaries and does not provide in respect of any Director or his associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

            (v) any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

      (I) If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the Chairman) or any of his associates or as to the entitlement of any Director (other than such Chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director or any of his associates as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the Chairman or any of his associates such question shall be decided by a resolution of the Board (for which purpose such Chairman shall not be counted in the quorum and shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such Chairman or any of his associates as known to such Chairman has not been fairly disclosed to the Board.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

99.   At each annual general meeting one-third of the Directors     Rotation and
      for the time being, or, if their number is not three or a     retirement
      multiple of three, then the number nearest one-third, shall   of Directors
      retire from office by rotation save any Director holding office as Chairman. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day shall (unless they otherwise agree between themselves) be determined by lot.
      The retiring Directors shall be eligible for re-election.
      The Company at any general meeting at which any Directors retire may fill the vacated offices.

100.  If at any general meeting at which an election of Directors   Retiring
      ought to take place the places of the retiring Directors      Directors
      are not filled, the retiring Directors or such of them as     to remain
      have not had their places filled shall be deemed to have      in office
      been re-elected and shall, if willing, continue in office     until
      until the next annual general meeting and so on from year     successors
      to year until their places are filled, unless:-               appointed

      (i) it shall be determined at such meeting to reduce the number of Directors; or

      (ii) it is expressly resolved at such meeting not to fill up such vacated offices; or

      (iii) in any such case the resolution for re-election of a Director is put to the meeting and lost; or

      (iv) such Director has given notice in writing to the Company that he is not willing to be re-elected.

101.  The Company in general meeting shall from time to time fix    Power of
      and may from time to time by Ordinary Resolution increase     general
      or reduce the maximum and minimum number of Directors but     meeting to
      so that the number of Directors shall never be less than      increase or
      two.                                                          reduce
                                                                    number of
                                                                    Directors

102.  (A)   The Company may from time to time in general            Appointment
            meeting by Ordinary Resolution elect any person to be   of Directors
            a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at the meeting but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

      (B) The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board but so that the number of Directors so appointed shall not exceed the maximum number determined from time to time by the shareholders in general meeting. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at the meeting but shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at such meeting.

103.  No person, other than a retiring Director, shall, unless      Notice of
      recommended by the Board for election, be eligible for        proposed
      election to the office of Director at any general meeting,    Director
      unless notice in writing of the intention to propose that     to be given
      person for election as a Director, signed by a shareholder
      (other than the person to be proposed for election as a Director) duly qualified to attend and vote at the meeting for which such notice is given, and a notice in writing signed by that person of his willingness to be elected shall have been lodged at the Head Office or at the Registration Office. The minimum length of the period during which such notices are given shall be at least seven days and the period of lodgment of such notices shall commence no earlier than the day after the despatch of the notice of the general meeting appointed for such election and end no later than seven days prior to the date of such general meeting.

104.  The Company may by Special Resolution remove any Director     Power to
      (including an Executive Director) before the expiration of    remove
      his period of office notwithstanding anything in these        Director by
      Bye-Laws or in any agreement between the Company and such     Special
      Director (but without prejudice to any claim which such       Resolution
      Director may have for damages for any breach of any contract between him and the Company) and may elect another person in his stead. Any person so elected shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at such meeting, but shall not be taken into account in determining the Directors who are to retire by rotation at such meeting.

                                BORROWING POWERS

105.  The Board may from time to time at its discretion exercise    Power to
      all the powers of the Company to raise or borrow or to        borrow
      secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and uncalled capital or any part thereof.

106.  The Board may raise or secure the payment or repayment of    Conditions on
      such sum or sums in such manner and upon such terms and      which money
      conditions in all respects as it thinks fit and in           may be
      particular by the issue of debentures, debenture stock,      borrowed
      bonds or other securities of the Company, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

107.  Debentures, debenture stock, bonds and other securities may  Assignment of
      be made assignable free from any equities between the        debentures
      Company and the person to whom the same may be issued.       etc.

108.  Any debentures, debenture stock, bonds or other securities   Special
      may be issued at a discount (other than shares), premium or privileges of otherwise and with any special privileges as to redemption, debentures
      surrender, drawings, allotment of shares, attending and      etc.
      voting at general meetings of the Company, appointment of Directors and otherwise.

109.  (A)   The Board shall cause a proper register to be          Register of
            kept of all mortgages and charges specifically         charges
            affecting the property of the Company and shall duly   to be kept
            comply with such provisions of the Companies Act with regard to the registration of mortgages and charges as may be specified or required.

      (B)   If the Company issues a series of debentures or        Register of
            debenture stock not transferable by delivery, the      debentures or
            Board shall cause a proper register to be kept of the  debenture
            holders of such debentures.                            stock

110.  Where any uncalled capital of the Company is charged, all    Mortgage of
      persons taking any subsequent charge thereon shall take the  uncalled
      same subject to such prior charge, and shall not be          capital
      entitled, by notice to the shareholders or otherwise, to obtain priority over such prior charge.

                            EXECUTIVE DIRECTORS, ETC.

111.  The Board may from time to time appoint any one or more of   Powers to
      its body to the office of Executive Director and/or such     appoint
      other office in the management of the business of the        Executive
      Company as it may decide for such period and upon such       Directors,
      terms as it thinks fit and upon such terms as to             etc.
      remuneration as it may decide in accordance with Bye-Law
      96.

112.  Every Director appointed to an office under Bye-Law 111      Removal of
      hereof shall, but without prejudice to any                   Executive
      claim for damages for breach of any contract of service      Director,
      between himself and the Company, be liable to be dismissed   etc.
      or removed therefrom by the Board.

113.  A Director appointed to an office under Bye-Law 111 shall    Cessation of
      be subject to the same provisions as to rotation (save and   appointment
      except for the Chairman), resignation and removal as the other Directors of the Company, and he shall ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

114.  The Board may from time to time entrust to and confer upon   Powers may be
      any Executive Director all or any of the powers of the       delegated
      Board that it may think fit provided that the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied, but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

                                   MANAGEMENT

115.  (A)   The management of the business of the Company          General
            shall be vested in the Board which, in addition to     powers of
            the powers and authorities expressly conferred upon    Company
            it by these Bye-Laws, may exercise all such powers     vested in
            and do all such acts and things as may be exercised    Board
            or done or approved by the Company and which are not hereby or by the Statutes expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Statutes and of these Bye-Laws and to any regulations from time to time made by the Company in general meeting not being inconsistent with such provisions of these Bye-Laws, provided that no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.

      (B) Without prejudice to the general powers conferred by these Bye-Laws, it is hereby expressly declared that the Board shall have the following powers:-

            (i) to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium and on such other terms as may be agreed; and

            (ii) to give to any Directors, officers or employees of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

                                    MANAGERS

116.  The Board may from time to time appoint a general manager,   Appointment
      manager or managers of the business of the Company and may   and remunera-
      fix his or their remuneration either by way of salary or     tion of
      commission or by conferring the right to participation in    managers
      the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

117.  The appointment of such general manager, manager or          Tenure of
      managers may be for such period as the Board may decide and  office and
      the Board may confer upon him or them all or any of the      powers
      powers of the Board and such title or titles as it may think fit.

118.  The Board may enter into such agreement or agreements with   Terms and
      any such general manager, manager or managers upon such      conditions of
      terms and conditions in all respects as the Board may in     appointment
      its absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

                           CHAIRMAN AND OTHER OFFICERS

119.  The Board shall as soon as practicable following each        Chairman,
      annual general meeting elect one of its body to the office   Deputy
      of Chairman of the Company and another to be the Deputy      Chairman and
      Chairman of the Company and may from time to time elect or   officers
      otherwise appoint other officers and determine the period for which each of them is to hold office. The Chairman or, in his absence, the Deputy Chairman shall preside at meetings of the Board, but if no such Chairman or Deputy
      Chairman be elected or appointed, or if at any meeting the Chairman or Deputy Chairman is not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting. All the provisions of Bye-Laws
      112, 113 and 114 shall mutatis mutandis apply to any Directors elected or otherwise appointed to any office in accordance with the provisions of this Bye-Law.

                          PROCEEDINGS OF THE DIRECTORS

120.  The Board may meet together for the despatch of business,    Meeting of
      adjourn and otherwise regulate its meetings and proceedings the Board, as it thinks fit and may determine the quorum necessary for quorum, etc. the transaction of business. Unless otherwise determined two Directors shall be a quorum. For the purpose of this Bye-Law an alternate Director shall be counted in a quorum but, notwithstanding that an alternate Director is also a Director or is an alternate for more than one Director, he shall for quorum purposes count as only one Director. A meeting of the Board or any committee of the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

121.  A Director may, and on the request of a Director the         Convening of
      Secretary shall, at any time summon a meeting of the Board   Board
      which may be held in any part of the world provided that no such meeting shall be summoned to be held outside the territory in which the Head Office is for the time being situate without the prior approval of the Directors. Notice thereof shall be given to each Director and alternate
      Director either in writing or by telephone or by telex or telegram at the address from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine. A Director absent or intended to be absent from the territory in which the Head
      Office is for the time being situate may request the Board that notices of Board meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from such territory. A Director may waive notice of any meeting either prospectively or retrospectively.

122.  Questions arising at any meeting of the Board shall be       How questions
      decided by a majority of votes, and in case of an equality   to be decided
      of votes the Chairman shall have a second or casting vote.

123. A meeting of the Board for the time being at which a quorum Powers of is present shall be competent to exercise all or any of the meeting authorities, powers and discretions by or under these Bye-Laws for the time being vested in or exercisable by the Board generally.

124.  The Board may delegate any of its powers to committees       Power to
      consisting of such member or members of its body and such    appoint
      other persons as the Board thinks fit, and it may from time committee and to time revoke such delegation or revoke the appointment of to delegate and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

125.  All acts done by any such committee in conformity with such  Acts of
      regulations and in fulfilment of the purposes for which it   committee to
      is appointed, but not otherwise, shall have the like force   be of same
      and effect as if done by the Board, and the Board shall      effect as
      have power, with the consent of the Company in general       acts of Board
      meeting, to remunerate the members of any special committee, and charge such remuneration to the current expenses of the Company.

126.  The meetings and proceedings of any such committee           Proceedings
      consisting of two or more members shall be governed by the   of committee
      provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Bye-Law 124.

127.  All acts bona fide done by any meeting of the Board or by    When acts of
      any such committee or by any person acting as a Director     Board or
      shall, notwithstanding that it shall be afterwards           committee to
      discovered that there was some defect in the appointment of  be valid
      such Director or persons acting as aforesaid or that they    notwith-
      or any of them were disqualified, be as valid as if every    standing
      such person had been duly appointed and was qualified to be defects a Director or member of such committee.

128.  The continuing Directors may act notwithstanding any         Directors'
      vacancy in their body but, if and so long as their number    powers when
      is reduced below the number fixed by or pursuant to these    vacancies
      Bye-Laws as the necessary quorum of Directors, the           exists
      continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

129.  A resolution in writing signed by all the Directors except   Directors'
      such as are absent from the territory in which the Head      resolutions
      Office is for the time being situate
      or temporarily unable to act through ill-health or disability (or their alternate Directors) shall (so long as such a resolution shall be signed by at least two Directors or their alternates and provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors (or their alternates) for the time being entitled to receive notices of Board meetings) be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held.
      Any such resolutions in writing may consist of several documents in like form each signed by one or more of the Directors or alternate Directors.

                                     MINUTES

130.  (A)   The Board shall cause minutes to be made of:-          Minutes of
                                                                   proceedings
            (i)   all appointments of officers made by the Board;  of meetings and Directors
            (ii)  the names of the Directors present at each
                  meeting of the Board and of committees
                  appointed pursuant to Bye-Law 124; and

            (iii) all resolutions and proceedings at all meetings
                  of the Company and of the Board and of such committees.

      (B) Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting.

      (C) The Directors shall duly comply with the provisions of the Companies Act in regard to keeping a register of shareholders and to the production and furnishing of copies of or extracts from such register.

      (D) Any register, index, minute book, book of account or other book required by these presents or the Statutes to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner which shall include, without prejudice to the generality thereof, recording by means of magnetic tape, microfilm, computer or any other non-manual system of recording. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating its discovery.

                                    SECRETARY

131.  The Secretary shall be appointed by the Board for such       Appointment
      term, at such remuneration and upon such conditions as it    of Secretary
      may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Statutes or these Bye-Laws required or authorised to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially on behalf of the Board. If the Secretary appointed is a corporation or other body, it may act and sign by the hand of any one or more of its directors or officers duly authorised.

132.  The duties of the Secretary shall be those prescribed by     Duties of the
      the Companies Act and these Bye-Laws, together with such     Secretary
      other duties as may from time to time be prescribed by the Board.

133.  A provision of the Statutes or of these Bye-Laws requiring   Same person
      or authorising a thing to be done by or to a Director and    not to act
      the Secretary shall not be satisfied by its being done by    in two
      or to the same person acting both as Director and as, or in  capacities at
      place of, the Secretary.                                     once

                     GENERAL MANAGEMENT AND USE OF THE SEAL

134.  (A)   Subject to the Statutes, the Company shall have        Custody of
            one or more Seals as the Directors may determine. The  Seal
            Directors shall provide for the safe custody of each Seal, and no Seal shall be used without the authority of the Directors or a committee authorised by the Directors in that behalf.

      (B)   Every instrument to which a Seal shall be affixed      Use of Seal
            shall be signed autographically by one Director and the Secretary or by two Directors or some other person appointed by the Board for the purpose provided that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature other than autographic as specified in such resolution or that such certificates need not be signed by any person.

      (C)   The Company may have a Securities Seal for use for     Securities
            sealing certificates for shares or other securities    Seal
            issued by the Company and no signature of any Director, officer or other person and no mechanical reproduction thereof shall be required on any such certificates or other document and any such certificates or other document to which such Securities Seal is affixed shall be valid and deemed to have been sealed and executed with the authority of the Board notwithstanding the absence of any such signature or mechanical reproduction as aforesaid.

135.  All cheques, promissory notes, drafts, bills of exchange     Cheques and
      and other negotiable instruments, and all receipts for       banking
      moneys paid to the Company shall be signed, drawn,           arrangements
      accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

136.  (A)   The Board may from time to time and at any time,       Power to
            by power of attorney under the Seal, appoint any       appoint
            company, firm or person or any fluctuating body of     attorney
            persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

      (B)   The Company may, by writing under its Seal, empower    Execution of
            any person, either generally or in respect of any      deeds by
            specified matter, as its attorney to execute deeds     attorney
            and instruments on its behalf and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the Seal.

137.  The Board may establish any committees, regional or      Regional
      local boards or agencies for managing any of the         or local
      affairs of the Company, either in the Relevant           boards
      Territory or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any regional or local board or any of them to fill any vacancies therein and to act notwithstanding any such vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

138.  The Board may establish and maintain or procure the      Power to
      establishment and maintenance of any contributory or     establish
      non-contributory pension or superannuation funds for     pension
      the benefit of, or give or procure the giving of         funds
      donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid and the spouses, widows, widowers, families and dependants of any such persons.
      The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid or of any such persons as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

                 AUTHENTICATION OF DOCUMENTS

139.  Any Director or the Secretary or other authorised        Power to
      officer of the Company shall have power to               authen-
      authenticate any documents affecting the constitution    ticate
      of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies of extracts; and where any books, records, documents or accounts are elsewhere than at the Registered Office or the Head
      Office, the local manager or such other officer of the Company having the custody thereof shall be deemed to be the authorised officer of the Company as aforesaid.
      A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any local board or committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

                 CAPITALISATION OF RESERVES

140.  (A)   The Company in general meeting may, upon the       Power to
            recommendation of the Board, resolve to            capitalise
            capitalise any part of the Company's reserves
            (including any contributed surplus account and also including any share premium account or other undistributable reserve, but subject to the provisions of the law with regard to unrealised profits) or undivided profits not required for the payment or provision of the dividend on any shares with a preferential right to dividend, and accordingly that such part be sub-divided amongst the shareholders who would have been entitled thereto if distributed by way of dividend and in the same proportions, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such shareholders respectively or paying up in full unissued shares or debentures or other securities of the Company to be allotted and distributed credited as fully paid to and amongst such shareholders in the proportion aforesaid, or partly in one way and partly in the other provided that for the purpose of this Bye-Law, any amount standing to the credit of any share premium account may only be applied in the paying up of unissued shares to be issued to shareholders of the Company as fully paid and provided further that any sum standing to the credit of the share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

      (B)   Whenever such a resolution as aforesaid shall      Effect of
            have been passed the Board shall make all          resolution
            appropriations and applications of the reserves    to
            or undivided profits resolved to be capitalised    capitalise
            thereby, and all allotments and issues of fully paid shares, debentures, or other securities and generally shall do all acts and things required to give effect thereto. For the purpose of giving effect to any resolution under this Bye-Law, the Board may settle any difficulty which may arise in regard to a capitalisation issue as it thinks fit, and in particular may disregard fractional entitlements or round the same up or down and may determine that cash payments shall be made to any shareholders in lieu of fractional entitlements or that fractions of such value as the Board may determine may be disregarded in order to adjust the rights of all parties or that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the shareholders concerned. The Board may appoint any person to sign on behalf of the persons entitled to share in a capitalisation issue a contract for allotment and such appointment shall be effective and binding upon all concerned, and the contract may provide for the acceptance by such persons of the shares, debentures or other securities to be allotted and distributed to them respectively in satisfaction of their claims in respect of the sum so capitalised.

         DIVIDENDS, CONTRIBUTED SURPLUS AND RESERVES

141.  The Company in general meeting may declare dividends     Power to
      in any currency but no dividends shall exceed the        declare
      amount recommended by the Board.                         dividends

142.  (A)   The Board may subject to Bye-Law 143 from time     Board's
            to time pay to the shareholders such interim       power to
            dividends as appear to the Board to be             pay
            justified by the position of the Company and, in   interim
            particular (but without prejudice to the           dividends
            generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer to the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

      (B) The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

143.  (A)   No dividend shall be declared or paid and no       Dividend
            distribution of contributed surplus made           not to be
            otherwise than in accordance with the Statutes.    paid out
            No dividend shall be paid otherwise than out of    of capital/
            profits available for distribution.                Distribution
                                                               of contribu-
                                                               ted surplus

      (B) Subject to the provisions of the Companies Act (but without prejudice to paragraph (A) of this Bye-Law), where any asset, business or property is bought by the Company as from a past date (whether such date be before or after the incorporation of the Company) the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company, and be available for dividend accordingly. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

      (C) Subject to Bye-Law 143 (D) all dividends and other distributions in respect of shares in the Company shall be stated and discharged, in the case of shares denominated in Hong Kong dollars, in Hong Kong dollars, and in the case of shares denominated in United States dollars, in United States dollars, provided that, in the case of shares denominated in Hong Kong dollars, the Board may determine in the case of any distribution that shareholders may elect to receive the same in United States dollars or any other currency selected by the Board, conversion to be effected at such rate of exchange as the Board may determine.

      (D) If, in the opinion of the Board, any dividend or other distribution in respect of shares or any other payment to be made by the Company to any shareholder is of such a small amount as to make payment to that shareholder in the relevant currency impracticable or unduly expensive either for the Company or the shareholder then such dividend or other distribution or other payment may, at the discretion of the Board, be paid or made in the currency of the country of the relevant shareholder (as indicated by the address of such shareholder on the register).

144.  Notice of the declaration of an interim dividend shall   Notice of
      be given by advertisement in the Relevant Territory      interim
      and in such other territory or territories as the        dividend
      Board may determine and in such manner as the Board shall determine.

145.  No dividend or other moneys payable on or in respect     No interest
      of a share shall bear interest as against the Company.   on dividend

146.  Whenever the Board or the Company in general meeting     Dividend
      has resolved that a dividend be paid or declared, the    in specie
      Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe for securities of the Company or any other company, or in any one or more of such ways, with or without offering any rights to shareholders to elect to receive such dividend in cash, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed in order to adjust the rights of all parties and may determine that fractional entitlements shall be aggregated and sold and the benefit shall accrue to the Company rather than to the shareholders concerned, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective.
      Where requisite, the Board may appoint any person to sign a contract on behalf of the persons entitled to the dividend and such appointment shall be effective.
      The Board may resolve that no such assets shall be made available or paid to shareholders with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the shareholders aforesaid shall be to receive cash payments as aforesaid. Shareholders affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of shareholders for any purpose whatsoever.

147.  (A)   Whenever the Board or the Company in general       Scrip
            meeting has resolved that a dividend be paid or    dividends
            declared on the share capital of the Company, the Board may further resolve:-

      either

            (i) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted shall be of the same class or classes as the class or classes already held by the allottee, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

                  (a)   the basis of any such allotment
                        shall be determined by the Board;

                  (b)   the Board, after determining the
                        basis of allotment, shall give not
                        less than two weeks' notice in
                        writing to the shareholders of the
                        right of election accorded to them
                        and shall send with such notice
                        forms of election and specify the
                        procedure to be followed and the
                        place at which and the latest date
                        and time by which duly completed
                        forms of election must be lodged in
                        order to be effective;

                  (c)   the right of election may be
                        exercised in respect of the whole or
                        part of that portion of the dividend
                        in respect of which the right of
                        election has been accorded; and

                  (d)   the dividend (or that part of the
                        dividend to be satisfied by the
                        allotment of shares as aforesaid)
                        shall not be payable in cash on
                        shares in respect whereof the cash
                        election has not been duly exercised
                        ("the non-elected shares") and in
                        lieu and in satisfaction thereof
                        shares shall be allotted credited as
                        fully paid up to the holders of the
                        non-elected shares on the basis of
                        allotment determined as aforesaid
                        and for such purpose the Board shall
                        capitalise and apply out of any part
                        of the undivided profits of the
                        Company or any part of any of the
                        Company's reserve accounts
                        (including any special account,
                        contributed surplus account, share
                        premium account and capital
                        redemption reserve fund (if there be
                        any such reserve)) as the Board may
                        determine a sum equal to the
                        aggregate nominal amount of the
                        shares to be allotted on such basis
                        and apply the same in paying up in
                        full the appropriate number of
                        shares for allotment and
                        distribution to and amongst the
                        holders of the non-elected shares on
                        such basis.

      or

            (ii)  that shareholders entitled to such
                  dividend will be entitled to elect to
                  receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Directors may think fit on the basis that the shares so allotted shall be of the same class or classes as the class or classes of shares already held by the allottee. In such case, the following provisions shall apply:-

                  (a)   the basis of any such allotment
                        shall be determined by the Board;

                  (b)   the Board, after determining the
                        basis of allotment, shall give not
                        less than two weeks' notice in
                        writing to the shareholder of the
                        right of election accorded to them
                        and shall send with such notice
                        forms of election and specify the
                        procedure to be followed and the
                        place at which and the latest date
                        and time by which duly completed
                        forms of election must be lodged in
                        order to be effective;

                  (c)   the right of election may be
                        exercised in respect of the whole or
                        part of that portion of the dividend
                        in respect of which the right of
                        election has been accorded; and

                  (d)   the dividend (or that part of the
                        dividend in respect of which a right
                        of election has been accorded) shall
                        not be payable on shares in respect
                        whereof the share election has been
                        duly exercised ("the elected
                        shares") and in lieu thereof shares
                        shall be allotted credited as fully
                        paid up to the holders of the
                        elected shares on the basis of
                        allotment determined as aforesaid
                        and for such purpose the Board shall
                        capitalise and apply out of any part
                        of the undivided profits of the
                        Company or any part of any of the
                        Company's reserve accounts
                        (including any special account,
                        contributed surplus account, share
                        premium account and capital
                        redemption reserve fund (if there be
                        any such reserve)) as the Board may
                        determine a sum equal to the
                        aggregate nominal amount of the
                        shares to be allotted on such basis
                        and apply the same in paying up in
                        full the appropriate number of
                        shares for allotment and
                        distribution to and amongst the
                        holders of the elected shares on
                        such basis.

      (B) The shares allotted pursuant to the provisions of paragraph (A) of this Bye-Law shall rank pari passu in all respects with the shares then in issue save only as regards participation:-

            (i) in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu thereof as aforesaid); or

            (ii)  in any other distributions, bonuses or
                  rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend.

            Unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (A) of this Bye-Law in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (A) of this Bye-Law shall rank for participation in such distribution, bonus or rights.

      (C) The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Bye-Law with full power to the Board to make such provisions as they think fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the shareholders concerned). The Board may authorise any person to enter into on behalf of all shareholders interested an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

      (D) The Company may upon the recommendation of the Board by Special Resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph
            (A) of this Bye-Law a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

      (E) The Board may on any occasion determine that rights of election and the allotment of shares under paragraph (A) of this Bye-Law shall not be made available or made to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

148.  The Board may, before recommending any dividend, set         Reserves
      aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

149.  Unless and to the extent that the rights attached to         Dividends
      any shares or the terms of issue thereof otherwise           to be paid in
      provide, all dividends shall (as regards any shares          proportion
      not fully paid throughout the period in respect of           to paid up
      which the dividend is paid) be apportioned and paid          capital
      pro rata according to the amounts paid or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Bye-Law no amount paid on a share in advance of calls shall be treated as paid on the share.

150.  (A) The Board may retain any dividends or other moneys       Retention
          payable on or in respect of a share upon which the       of
          Company has a lien, and may apply the same in or         dividends
          towards satisfaction of the debts, liabilities or        etc.
          engagements in respect of which the lien exists.

      (B) The Board may deduct from any dividend or bonus          Deduction
          payable to any shareholder all sums of money (if any)    of debts
          presently payable by him to the Company on account of calls, instalments or otherwise.

151.  Any general meeting sanctioning a dividend may make          Dividend
      a call on the shareholders of such amount as the meeting     and call
      fixes, but so that the call on each shareholder shall        together
      not exceed the dividend payable to him, and so that the call shall be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the shareholder, be set off against the call.

152.  A transfer of shares shall not pass the right to any         Effect of
      dividend or bonus declared thereon before the                transfer
      registration of the transfer.

153.  If two or more persons are registered as joint holders       Receipt
      of any share, any one of such persons may give               for
      effectual receipts for any dividends, interim                dividends
      dividends or bonuses and other moneys payable in             by joint
      respect of such shares.                                      holders of
                                                                   share

154.  Unless otherwise directed by the Board, any dividend         Payment by
      or bonus may be paid by cheque or warrant sent through       post
      the post to the registered address of the shareholder entitled, or, in case of joint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent, and the payment of any such cheque or warrant shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

155.  All dividends or bonuses unclaimed for one year after        Unclaimed
      having been declared may be invested or otherwise made       dividend
      use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company.

156.  Any resolution declaring a dividend on shares of any         Record
      class, whether a resolution of the Company in general        dates
      meeting or a resolution of the Directors, may specify that the same shall be payable or made to the persons registered as the holder of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend or other distribution between the transferors and transferees of any such shares. The provisions of this Bye-Law shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the shareholders.

          DISTRIBUTION OF REALISED CAPITAL PROFITS

157.  The Company in general meeting may at any time and           Distribu-
      from time to time resolve that any surplus moneys in         tion of
      the hands of the Company representing capital profits        realised
      arising from moneys received or recovered in respect         capital
      of or arising from the realisation of any capital            profits
      assets of the Company or any investments representing the same and not required for the payment or provision of any fixed preferential dividend instead of being applied in the purchase of any other capital assets or for other capital purposes be distributed amongst the ordinary shareholders on the footing that they receive the same as capital and in the shares and proportions in which they would have been entitled to receive the same if it had been distributed by way of dividend, provided that no such profits as aforesaid shall be so distributed unless there shall remain in the hands of the Company a sufficiency of other assets to answer in full the whole of the liabilities and paid-up share capital of the Company for the time being.

                                 ANNUAL RETURNS

158.  The Board shall make or cause to be made such annual         Annual
      or other returns or filings as may be required to be         Returns
      made in accordance with the Statutes.

                                    ACCOUNTS

159.  The Board shall cause true accounts to be kept of the        Accounts
      sums of money received and expended by the Company,          to be kept
      and the matters in respect of which such receipts and expenditure take place; and of the property, assets, credits and liabilities of the Company and of all other matters required by the Statutes or necessary to give a true and fair view of the state of the Company's affairs and to show and explain its transactions.

160.  The books of account shall be kept at the Head Office        Where
      or at such other place or places as the Board thinks         accounts
      fit and shall always be open to the                          to be kept
      inspection of the Directors provided that such records as are required by the Statutes shall also be kept at the Registered Office.

161.  No shareholder (not being a Director) or other person        Inspection
      shall have any right of inspecting any account or book       by share-
      or document of the Company except as conferred by the        holders
      Statutes or ordered by a court of competent jurisdiction or authorised by the Board or the Company in general meeting.

162.  (A) The Board shall from time to time cause to be            Annual
          prepared and laid before the Company at its annual       profit and
          general meeting such profit and loss accounts, balance   loss account
          sheets, group accounts (if any) and reports as are       and balance
          required by the Statutes.                                sheet

      (B) Every balance sheet of the Company shall be              Annual
          signed on behalf of the Board by two of the              report of
          Directors and subject to paragraph (C) below, a          Directors
          copy of every balance sheet (including every             and
          document required by law to be comprised therein         balance
          or annexed thereto) and profit and loss account          sheet to
          which is to be laid before the Company at its            be sent to
          annual general meeting, together with a copy of          shareholders
          the Directors' report and a copy of the
          Auditors' report or a Summary Financial Report in place of the Directors' report and the Auditors' report (provided that prior consent has been obtained from the shareholder and to the extent as allowed by the Companies Act and other relevant legislations, regulations and the Listing Rules), shall not less than twenty-one days before the date of the meeting be sent using electronic means (provided that prior consent has been obtained from the shareholder) or by post in a prepaid envelope or wrapper or by delivery or by leaving it at such registered address as appearing in the register or served personally or otherwise made available by the Company using electronic means to every shareholder of, and every holder of debentures of, the Company and every other person entitled to receive notices of general meetings of the Company under the provisions of the Companies
          Act or these Bye-Laws, provided that this Bye-Law shall not require a copy of those documents to be sent, served or otherwise made available to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures, but any shareholder or holder of debentures to whom a copy of those documents has not been sent, served or otherwise made available to shall be entitled to receive a copy free of charge on application at the Head Office or the Registration Office. If all or any of the shares or debentures of the Company shall for the time being be (with the consent of the Company) listed or dealt in on any stock exchange, there shall be forwarded to the appropriate officer of such stock exchange such number of copies of such documents as may for the time being be required under its regulations or practice.

      (C) For the purposes of this Bye-Law, where a shareholder of the Company, in accordance with the Statutes and any rules prescribed by the stock exchange in the Relevant Territory from time to time, has consented to treat the publication of those documents to be sent to shareholders of the Company in paragraph (B) above on the Company's computer network as discharging the Company's obligations under the Companies Act and the Companies Ordinance,
          Chapter 32 of the Laws of Hong Kong to send a copy of those documents, then subject to compliance with the publication and notification requirements of the Statutes and any rules prescribed by the stock exchange in the Relevant
          Territory from time to time, publication by the Company on the Company's web-site of those documents at least 21 days before the date of the annual general meeting shall, in relation to each such shareholder of the Company, be deemed to discharge the Company's obligations under paragraph (B) above.

                                    AUDITORS

163.  (A) Auditors shall be appointed and the terms and            Appoint-
          tenure of such appointment and their duties at all       ment of
          times regulated in accordance with the provisions of     Auditors
          the Companies Act.

      (B) The Company shall at each annual general meeting appoint one or more firms of auditors to hold office until the conclusion of the next annual general meeting, but if an appointment is not made, the Auditors in office shall continue in office until a successor is appointed. A
          Director, officer or employee of the Company or of any of its subsidiaries or a partner, officer or employee of any such Director, officer or employee shall not be capable of being appointed
          Auditors of the Company. The Board may fill any casual vacancy in the office of Auditors, but while any such vacancy continues the surviving or continuing
          Auditors (if any) may act. Subject as otherwise provided by the Companies Act, the remuneration of the Auditors shall be fixed by or on the authority of the Company in the annual general meeting except that in any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board and the remuneration of any Auditors appointed to fill any casual vacancy may be fixed by the Directors.

164.  The Auditors shall have a right of access at all times       Auditors
      to the books and accounts and vouchers of the Company        to have
      and shall be entitled to require from the Directors          right of
      and officers of the Company such information as may be       access to
      necessary for the performance of his or their duties,        books and
      and the Auditors shall make a report to the                  accounts
      shareholders on the accounts examined by them and on every balance sheet, consolidated balance sheet and consolidated profit and loss account intended to be laid before the Company in the annual general meeting during their tenure of office as required by the Statutes.

165.  A person other than the retiring Auditors shall not be       Appoint-
      capable of being appointed Auditors at an annual             ment of
      general meeting unless notice of an intention to             auditors
      nominate that person to the office of Auditors has           other than
      been given to the Company not less than fourteen days        retiring
      before the annual general meeting, and the Company           auditors
      shall send a copy of any such notice to the retiring
      Auditors and shall give notice thereof to the shareholders not less than seven days before the annual general meeting provided that the above requirements may be waived by notice in writing by the retiring Auditors to the Secretary provided that if after a notice of the intention to nominate Auditors has been so given an annual general meeting is called for a date fourteen days or less after that notice has been given, the notice, though not given within the time required by this Bye-Law, shall be deemed to have been properly given for the purposes thereof, and the notice to be sent or given by the Company may instead of being sent or given within the time required by this provision be sent or given at the same time as the notice of the annual general meeting.

166.  Subject to the provisions of the Companies Act, all          Defect of
      acts done by any person acting as Auditors shall, as         appoint-
      regards all persons dealing in good faith with the           ment
      Company, be valid, notwithstanding that there was some defect in their appointment or that they were at the time of their appointment not qualified for appointment or subsequently became disqualified.

                                     NOTICES

167.(A)(1) Except where otherwise expressly stated, any            Service of
           notice to be given to or by any person pursuant to      notices
           these Bye-Laws shall be in writing or, to the extent permitted by the Statutes and any applicable rules prescribed by the stock exchange in the Relevant
           Territory from time to time and subject to this Bye-Laws, contained in an electronic communication. A notice calling a meeting of the Directors need not be in writing.

167.(A)(2) A notice or document (including a share
           certificate) may be served on or delivered to any shareholder of the Company either personally or by sending it through the post in a prepaid envelope or wrapper addressed to such shareholder at his registered address as appearing in the register or by leaving it at that address addressed to the shareholder or by any other means authorized in writing by the member concerned or by publishing it by way of advertisement in the Newspapers. In the case of joint holders whose name stands first in the register and notice so given shall be sufficient notice to all the joint holders. Without limiting the generality of the foregoing but subject to the Statutes and any rules prescribed by the stock exchange in the Relevant Territory from time to time, a notice or document may be served or delivered by the Company to any shareholder by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a computer network and notifying the shareholder concerned, in such manner as he may from time to time authorize, that it has been so published.

167.(A)(3) Any such notice or document may be served or
           delivered by the Company by reference to the register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or document is served or delivered to any person in respect of a share in accordance with these Bye-Laws, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

167.(B)(1) Any notice or document required to be sent to or served upon the Company, or upon any officer of the Company, may be sent or served by leaving the same or sending it through the post in a prepaid envelop or wrapper addressed to the Company or to such officer at the Company's head office or Registered Office.

167.(B)(2) The Directors may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as they deem fit for verifying the authenticity or integrity of any such electronic communication. Any notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the Directors.

168.  Any shareholder whose registered address is outside          Share-
      the Relevant Territory may notify the Company in             holders
      writing of an address in the Relevant Territory which        out of the
      for the purpose of service of notice shall be deemed         Relevant
      to be his registered address. Where the registered           Territory
      address of the shareholder is outside the Relevant
      Territory, notice, if given through the post, shall be sent by prepaid airmail letter.

169.  Any notice or other document, if sent by mail, postage       When
      prepaid, shall be deemed to have been served or              notice by
      delivered on the day following that on which the             post
      letter, envelope, or wrapper containing the same is          deemed to
      put into the post. In proving such service it shall be       be served
      sufficient to prove that the letter, envelope or wrapper containing the notice or document was properly addressed and put into the post as prepaid mail. Any notice or document not sent by post but deposited by the Company at a registered address shall be deemed to have been served or delivered on the day that it was so deposited. Any notice or document, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company. Any notice or document served or delivered by the Company by any other means authorised in writing by the shareholder concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose. Any notice or other document published by way of advertisement or on a computer network shall be deemed to have been served or delivered on the day it was so published.

170.  A notice may be given by the Company to the person           Service of
      entitled to a share in consequence of the death,             notice to
      mental disorder or bankruptcy of a shareholder by            persons
      sending it through the post in a prepaid envelope or         entitled on
      wrapper addressed to him by name, or by the title of         death, mental
      representative of the deceased, or trustee of the            disorder or
      bankrupt, or by any like description, at the address,        bankruptcy
      if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

171.  Any person who by operation of law, transfer or other        Transferee
      means whatsoever shall become entitled to any share          to be bound
      shall be bound by every notice in respect of such            by prior
      share which prior to his name and address being              notices
      entered on the register shall have been duly given to the person from whom he derives his title to such share.

172.  Any notice or document delivered or sent by post to,         Notice valid
      or left at the registered address of, any shareholder        though
      in pursuance of these presents, shall notwithstanding        shareholder
      that such shareholder be then deceased or bankrupt and       deceased,
      whether or not the Company has notice of his death or        bankrupt
      bankruptcy, be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such shareholder until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these presents be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

173.  The signature to any notice to be given by the Company       How notice
      may be written or printed.                                   to be signed


                                   INFORMATION

174.  No shareholder (not being a Director) shall be               Share-
      entitled to require discovery of or any information          holders not
      respecting any detail of the Company's trading or any        entitled to
      matter which is or may be in the nature of a trade           information
      secret, mystery of trade or secret process which may relate to the conduct of the business of the Company which in the opinion of the Board it will be inexpedient in the interests of the shareholders of the Company to communicate to the public.

                                   WINDING UP

175.  A resolution that the Company be wound up by the Court       Modes of
      or be wound up voluntarily shall be a Special                winding up
      Resolution.

176.  If the Company shall be wound up, the surplus assets         Distribu-
      remaining after payment to all creditors shall be            tion of
      divided among the shareholders in proportion to the          assets in
      capital paid up on the shares held by them                   winding up
      respectively, and if such surplus assets shall be insufficient to repay the whole of the paid up capital, they shall be distributed subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up on the shares held by them respectively.

177.  If the Company shall be wound up (whether the                Assets may
      liquidation is voluntary or ordered by the Court) the        be distribu
      liquidator may, with the sanction of a Special               -ted in
      Resolution, divide among the shareholders in specie or       specie
      kind the whole or any part of the assets of the Company whether the assets shall consist of property of one kind or shall consist of properties of different kinds and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders and the shareholders within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator, with the like sanction, shall think fit, but so that no shareholder shall be compelled to accept any shares or other assets upon which there is a liability.

                                    INDEMNITY

178.  Save and except so far as the provisions of this             Indemnity
      Bye-Law shall be avoided by any provisions of the Statutes, the Directors, alternate Directors,
      Auditors, Secretary and other officers for the time being of the Company and the trustees (if any) for the time being acting in relation to any of the affairs of the Company, and their respective executors or administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their or any of their executors or administrators, shall or may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own wilful neglect or default, fraud and dishonesty respectively, and none of them shall be answerable for the acts, receipts, neglects or defaults of any other of them, or for joining in any receipt for the sake of conformity, or for any bankers or other persons with whom any moneys or effects of the Company shall be lodged or deposited for safe custody, or for the insufficiency or deficiency of any security upon which any moneys of the Company shall be placed out or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, except as the same shall happen by or through their own wilful neglect or default, fraud and dishonesty respectively.

                  UNTRACEABLE SHAREHOLDERS

179.  Without prejudice to the rights of the Company under       Company
      Bye-Law 155 and the provisions of Bye-Law 180, the         cease
      Company may cease sending such cheques for dividend        sending
      entitlements or dividend warrants by post if such          dividend
      cheques or warrants have been left uncashed on two         warrants
      consecutive occasions. However, the Company may            etc.
      exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

180.  The Company shall have the power to sell, in such          Company
      manner as the Board thinks fit, any shares of a            may sell
      shareholder who is untraceable, but no such sale           shares of
      shall be made unless:-                                     untrace-
                                                                 able
                                                                 share-
      (i)   all cheques or warrants, being not less than         holders
            three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by the Bye-Laws of the Company have remained uncashed;

      (ii) so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the shareholder who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law;

      (iii) the Company has caused an advertisement to be inserted in the Newspapers of its intention to sell such shares and a period of three months has elapsed since the date of such advertisement; and

      (iv) the Company has notified the stock exchange in the Relevant Territory of its intention to effect such sale.

      For the purpose of the foregoing, "relevant period" means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (iii) of this Bye-Law and ending at the expiry of the period referred to in that paragraph.

      To give effect to any such sale the Board may authorise any person to transfer the said shares and the instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such proceeds it shall become indebted to the former shareholder for an amount equal to such net proceeds. No trusts shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Bye-Law shall be valid and effective notwithstanding that the shareholder holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

                  DESTRUCTION OF DOCUMENTS

181.  Subject to the Companies Act, the Company may              Destruction of
      destroy:-                                                  Documents

      (a) any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

      (b) any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date on which such mandate, variation, cancellation or notification was recorded by the Company;

      (c) any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

      (d) any other document, on the basis of which any entry in the register is made, at any time after the expiry of six years from the date on which an entry in the register was first made in respect of it;

      and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:-

      (i) the foregoing provisions of this Bye-Law shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

      (ii) nothing contained in this Bye-Law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled; and

      (iii) references in this Bye-Law to the destruction of any document include reference to its disposal in any manner.

                   RESIDENT REPRESENTATIVE

182.  Pursuant to the provisions of the Statutes, the Board      Resident
      shall, for so long as the Company does not have a          Representative
      quorum of Directors ordinarily resident in Bermuda, appoint a Resident Representative as defined in the Statutes, to act on its behalf in Bermuda and to maintain all such records as may be required by the Statutes to be maintained in Bermuda and to make all necessary filings with the Ministry of Finance and Registrar of Companies in Bermuda as may be required by the Statutes and to fix his or their or its remuneration either by way of salary or fee for the period of the Resident Representative's service to the Company.

                   MAINTENANCE OF RECORDS

183.  The Company shall keep at the office of its Resident       Main-
      Representative, in accordance with the provisions of       tenance of
      the Statutes, the following:-                              records

      (i) minutes of all proceedings of general meetings of the Company;

      (ii) all financial statements required to be prepared by the Company under the Companies Act together with the Auditors' report thereon;

      (iii) all records of account required by Section 83 of the Companies Act to be kept in Bermuda; and

      (iv) all such documents as may be required in order to provide evidence of the continued listing of the Company on an appointed stock exchange within the meaning of the Companies Act.

                 SUBSCRIPTION RIGHT RESERVE

184.  (A)   Subject to the Statutes if, so long as any of the    Subscrip-
            rights attaching to any warrants issued by the       tion right
            Company to subscribe for shares of the Company       reserve
            shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions applicable under the terms and conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:-

            (i)   as from the date of such act or
                  transaction the Company shall establish
                  and thereafter (subject as provided in
                  this Bye-Law) maintain in accordance with the provisions of this Bye-Law a reserve (the "Subscription Right Reserve") the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub-paragraph (iii) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Right Reserve in paying up in full such difference in respect of such additional shares as and when the same are allotted;

            (ii) the Subscription Right Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than the share premium account and capital redemption reserve fund) have been used and will only be used to make good losses of the Company if and so far as is required by law;

            (iii) upon the exercise of all or any of the
                  subscription rights represented by any
                  warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:-

                  (aa)  the said amount in cash which the
                        holder of such warrant is required
                        to pay on exercise of the
                        subscription rights represented
                        thereby (or, as the case may be, the
                        relevant portion thereof in the
                        event of a partial exercise of the
                        subscription rights); and

                  (bb)  the nominal amount of shares in
                        respect of which such subscription
                        rights would have been exercisable
                        having regard to the provisions of
                        the conditions of the warrants, had
                        it been possible for such
                        subscription rights to represent the
                        right to subscribe for shares at
                        less than par;

                        and immediately upon such exercise
                        so much of the sum standing to the
                        credit of the Subscription Right
                        Reserve as is required to pay up in
                        full such additional nominal amount
                        of shares shall be capitalised and
                        applied in paying up in full such
                        additional nominal amount of shares
                        which shall forthwith be allotted
                        credited as fully paid to the
                        exercising warrantholder; and

                  (iv)  if upon the exercise of the
                        subscription rights represented by
                        any warrant the amount standing to
                        the credit of the Subscription Right
                        Reserve is not sufficient to pay up
                        in full such additional nominal
                        amount of shares equal to such
                        difference as aforesaid to which the
                        exercising warrantholder is
                        entitled, the Board shall apply any
                        profits or reserves then or
                        thereafter becoming available
                        (including, to the extent permitted
                        by law, contributed surplus account,
                        share premium account and capital
                        redemption reserve fund) for such
                        purpose until such additional
                        nominal amount of shares is paid up
                        and allotted as aforesaid and until
                        then no dividend or other
                        distribution shall be paid or made
                        on the fully paid shares of the
                        Company then in issue. Pending such
                        payment up and allotment, the
                        exercising warrantholder shall be
                        issued by the Company with a
                        certificate evidencing his right to
                        the allotment of such additional
                        nominal amount of shares. The rights
                        represented by any such certificate
                        shall be in registered form and
                        shall be transferable in whole or in
                        part in units of one share in the
                        like manner as the shares for the
                        time being are transferable, and the
                        Company shall make such arrangements
                        in relation to the maintenance of a
                        register therefor and other matters
                        in relation thereto as the Board may
                        think fit and adequate particulars
                        thereof shall be made known to each
                        relevant exercising warrantholder
                        upon the issue of such certificate.

      (B) Shares allotted pursuant to the provisions of this Bye-Law shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned.

            Notwithstanding anything contained in paragraph
            (A) of this Bye-Law, no fraction of any share shall be allotted on exercise of the subscription rights.

      (C) The provisions of this Bye-Law as to the establishment and maintenance of the
            Subscription Right Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating, the provisions for the benefit of any warrantholder or class of warrantholders under this Bye-Law without the sanction of a Special Resolution of such warrantholders or class of warrantholders.

      (D) A certificate or report by the Auditors for the time being of the Company as to whether or not the Subscription Right Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Right Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Right Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

                        RECORD DATES

185. Notwithstanding any other provision of these Bye-Laws the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

                            STOCK

186. The following provisions shall have effect at any time and from time to time that they are not prohibited or inconsistent with the Statutes:-

      (1) The Company may by Ordinary Resolution convert any paid up shares into stock, and may from time to time by like resolution reconvert any stock into paid up shares of any denomination.

      (2) The holders of stock may transfer the same or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might prior to conversion have been transferred or as near thereto as circumstances admit, but the Directors may from time to time, if they think fit, fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose. No warrants to bearer shall be issued in respect of any stock.

      (3) The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, participation in assets on a winding up, voting at meetings, and other matters, as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such privilege or advantage.

      (4) Such of the provisions of these Bye-Laws as are applicable to paid up shares shall apply to stock, and the words "share" and "shareholder" therein shall include "stock" and "stockholder".